First Quarter 2022 Earnings Release Conference Call
April 29, 2022

Randy Wilson – Terex Corporation – Director, Investor Relations & Corporate Treasury

Good morning and welcome to the Terex first quarter 2022 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thank you, Randy, and good morning. I would like to welcome everyone to our earnings call and appreciate your interest in Terex. I would like to begin by thanking all Terex team members for their efforts in this challenging global operating environment with production disruptions and COVID impacts. Team members are working diligently to improve our performance for customers and shareholders. We are seeing strong global customer demand in our business. Bookings of $1.8 billion increased 19% year-over-year. Record backlog of $3.5 billion increased 17% sequentially and 73% compared to prior year. The global operating environment has become increasingly difficult and unpredictable. With that said, our supply chain team members are working hard to minimize production disruption and to deliver for our customers.

Next, let me take a moment to address the war and its impact on Terex. First, our thoughts are with the Ukrainian people. During the first quarter we stopped accepting new orders from Russia and Belarus. We have no manufacturing and limited historical sales into Russia, Belarus and Ukraine. However, the recent increases in commodity prices, energy costs, and logistics, resulting from the war, are adversely impacting the Company. Despite these challenges, Terex team members have worked together to drive our strategic priorities, execution, purposeful innovation and growth.

Turning to slide 3, we are proud of all Terex team members who are keeping themselves and others safe. I would like to thank our team members around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority of the Company, driven by Think Safe, Work Safe, Home Safe. Our strong commitment to Zero Harm is driving improvement of safety metrics such as Total Recordable Incident Rate, which has significantly improved over the past six years. This is a testament to the hard work and dedication of our team members.

Please turn to slide 4. Our strong Environmental, Social and Governance (“ESG”) programs deliver stakeholder value. We continue to progress on our ESG journey with leadership from our board of directors and executive leadership team. During each quarterly investor call we will feature one of the pillars of our ESG strategy and we will report progress. This quarter we are highlighting social responsibility, which includes Diversity, Equity and Inclusion (“DEI”), employee engagement, and community support. I am proud that many of our team members are actively participating in our affinity groups, which includes veterans, women, working parents, pride, and non-majority team members. For example, our working parents group is very active in supporting each other during this demanding time for working families. In addition, 3,000 team members participated in our March International Women’s Day events throughout the world. Our goal is to capture the full potential of Terex by making sure every voice is heard and team members feel valued and welcomed. Affinity groups give team members an opportunity to support one another, grow their networks, and provide education. Each of our executive leadership team members is sponsoring one of our eight global affinity groups. One of our objectives is to drive action around social responsibility, including increasing female and non-majority representation throughout the Company. Our executive team’s compensation is aligned with these goals. I want to recognize our team members’ impact on their communities, which clearly demonstrates the Terex way values of citizenship and servant leadership. Our Materials Processing (“MP”) team members in India are partnering with a local non-governmental organization to fund children’s rights and education. Our Norwalk team members will participate this quarter in a Habit for Humanity project and environmental cleanup. Also, team members and the Company have donated to Ukrainian relief efforts. We are pleased with our progress on our ESG goals.

Please turn to slide 5 to review our financial highlights. The team delivered solid financial results for the quarter. Sales of $1 billion were driven by continued strong global customer demand. We continued prudent cost management. Operating margin of 7.4% improved year-over-year. And earnings per share of $0.74 increased 32% compared to prior year. Overall, first quarter financial performance demonstrated continued strong execution by our team members in a dynamic and ever challenging operating environment.

Please turn to slide 6. Our MP segment is a diversified, high performing portfolio of businesses. MP’s brands have leading market positions with excellent end-market product and geographic diversification. MP’s global demand remains strong, demonstrated by a 24% increase in bookings and a record backlog of $1.2 billion, up 66% year-over-year. Our Powerscreen and Finlay brands are benefiting from strong global aggregate demand. We have leading market positions with our mobile crushing and screening products. Growth of environmental and waste recycling solutions is driving demand for our Ecotec and CBI products. The MP team has taken existing product designs and modified them to service the fast growing environmental and waste recycling markets. The strength of residential construction is driving demand for our cement products as U.S. housing inventory is being replenished. Our Advance Mixer business has launched new products and features. Our Fuchs material handlers are benefitting from high scrap steel prices. In addition, Fuchs machines’ operating hours are higher, which drives parts revenue. The strength of commodity prices is driving demand for Franna pick and carry cranes in Australia. This product is being redesigned for the growing India market, which is the largest pick and carry crane market in the world. MP’s end market diversification is a strength. All these markets are growing and provide strong demand for our leading MP brands. Aerial Work Platforms’ (“AWP”) end markets are also strong, demonstrated by a 16% increase in bookings and a record backlog of $2.3 billion, up 77% year-over-year. Construction, infrastructure, and industrial applications are driving demand for Genie solutions. Applications for Genie products include data centers, warehouses, and manufacturing facilities. The replacement cycle in North America and Europe is positive as fleets age and customers have strong utilization rates. Globally, increased adoption continues to improve labor efficiency and jobsite safety. Except for China, demand remains strong for Genie products in all regions. Our Utilities business will benefit from electric grid expansion as well as anticipated infrastructure bill related to spending in 2023. Further, the business will participate in the demand for 5G telecom across the United States. The business has robust demand as customers look to reserve multi-year production slots. Our new state-of-the art Watertown, South Dakota facility has the capacity to support this growth.

Turning to slide 7, our Execute, Innovate, and Grow strategy will continue to strengthen our operations in 2022 and allow the Company to capitalize on the strong demand in our end markets. First, the team continues expansion into new markets and geographies, which have high growth potential, including recycling, material handling and electrification. MP continues to build out ProStack bulk handling product offerings and distribution channels. This is an excellent adjacency to our existing material handling solutions. In AWP, the Genie substation utility boom demonstrates partnership between our Genie and Utilities businesses to deliver a new insulated boom for electric substations, where an operator cannot use a bucket truck. Our parts and service teams are investing in digital offerings for dealers and customers, including myTerex and Lift Connect. Enhanced features include improved service analytics, allowing customers to maintain their equipment and reduce downtime, timely information, such as utilization rates and fuel consumption, improves customer operating performance, online product information, and intuitive parts and service order functionality. More than 60,000 machines are fitted with this technology and more enhancements are under development. We are also expanding our Utilities customer service footprint with a new Atlanta facility. In addition to technology and customer experience, we continue to invest for growth both organically and inorganically.

In February, we made an investment in Viatec with their plug-and-play electronic power take-off system. This demonstrates our commitment to support the electrification of utility fleets that allows trucks to operate without engine idling. This solution supports our customers’ ESG needs by eliminating noise and carbon emissions. It also lowers operating costs and extends the life of utility equipment by reducing engine operating hours. This week we announced the acquisition of a heavy fabrications manufacturer based in Northern Ireland. This purchase supports MP’s growth strategy by increasing fabrication capabilities and capacity. These actions and investments demonstrate our commitment to executing on attractive growth priorities that support our strategy.

Turning to slide 8, an important part of Terex’s organic growth is our new Monterrey, Mexico facility. I recently visited the temporary facility where our highly engaged and talented Genie team members are currently producing telehandlers. The team is building a strong operational foundation based on the Zero Harm Safety Culture and Terex Way Values. I also visited the site of the permanent facility, which is early in its construction phase and progressing well. Local supply chain development is also underway. The Monterrey team came together over the past year from multiple industries and they are doing an incredible job. It has been great to see the excellent teamwork among our local Monterrey, broader Genie, and Corporate teams working together to create a world-class manufacturing facility.

Please turn to slide 9. Geopolitical issues and local COVID policies are causing increased disruptions and significant cost increases in materials, logistics, freight, energy, and labor. These headwinds have constrained our growth. However, we are aggressively managing these challenges. In the quarter, COVID cases continued to increase. At Terex, we had more cases in Q1 2022 than we had during the full year of 2021. This adversely impacted production and efficiencies at our facilities, as well as our suppliers. Towards the end of Q1, China COVID policies started causing significant disruption to our Changzhou and Jiading facilities. This is also impacting many of our China based suppliers, further increasing disruption in our global supply chain and logistics. The team is battling headwinds every day by: mitigating cost pressures and minimizing production disruption by staying close to suppliers and expanding our supply base; redesigning components to maximize availability of critical inputs to improve production; providing transparent communication of delivery and cost headwinds to our customers; and implementing price increases in response to inflationary cost pressures. In this dynamic environment, our operations, sales, and customer service team members are demonstrating resilience and flexibility to increase production deliveries for our customers to overcome these global challenges. And with that, I will turn it over to Julie.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John, and good morning everyone. Let’s take a look at our first quarter financial performance found on slide 10. We reported sales of $1 billion, up 16% year-over-year primarily due to increased volume and price. Foreign currency translation negatively impacted sales by $32 million, or approximately 3.5% in the quarter, as the Euro weakened against the dollar. Gross margins declined by 180 basis points in the quarter as pricing actions partially offset cost increases. Our AWP business recognized $3 million of benefits related to prior periods from the reinstatement of tariff exclusions and a business tax refund. Recall that we were not able to ship all 2021 priced orders in 2021 due to component availability. Input costs for steel, hydraulics, engines, freight, and logistics have increased on a year-over-year basis, on a sequential basis, and since our last earnings call. Despite the highly inflationary environment, SG&A expense was $3 million lower than the prior year. SG&A percent of sales of 11.1% improved by 210 basis points from the prior year, as strict expense management control continued. Operating margin of 7.4% was up 30 basis points compared to the prior year, and up 40 basis points sequentially, through disciplined cost control. First quarter operating profit was $75 million, compared to $62 million in the prior year. Current quarter operating profit included $5 million of charges in Corporate and other associated with restructuring, severance, and litigation charges related to former product lines. Interest and other expense was approximately $4 million lower than Q1 of 2021, primarily due to reduced interest expense on debt levels that were lower by $239 million. The first quarter 2022 global effective tax rate was approximately 18.5%, as we recorded favorable discrete items in the quarter. Our global effective tax rate estimate for the year remains at 20.5%, consistent with our previous outlook. First quarter earnings per share of $0.74 increased 32%, representing a $0.18 improvement over last year. The financial callouts had a $0.02 per share negative impact in the quarter. Incremental margins of 9% for the quarter were below our target of 25%. As we discussed in February, in the first half of the year our incremental margin framework of 25% is challenged as inflation continues to escalate. Our return on invested capital remains strong at 19.2%. Free cash flow for the quarter was negative $72 million, which was consistent with past historical patterns for the first quarter. We have not yet received an approved $39 million IRS refund. I will discuss free cash flow in more detail later in my prepared remarks.

Let’s look at our segment results, starting with our MP segment found on slide 11. Pictured here on the slide are excellent examples of our growth investments in MP, our Ecotec recycling product lines and Terex Washing Systems. MP had another strong quarter with sales of $453 million, up 20% compared to the first quarter of 2021, and the business ended the quarter with a backlog of $1.2 billion, up 66% from a year ago. Booking activity was particularly strong in our aggregate and environmental businesses. In these challenging markets, MP increased their operating profit by 31% in the quarter and reported operating margins of 14.2%, up from last year by 120 basis points and sequentially by 40 basis points. MP has been able to show consistent performance even in this inflationary environment. The team continues their excellent operational execution.

On slide 12, see our AWP segment financial results. AWP sales of $552 million increased by 16% compared to prior year. AWP first quarter bookings of $1.1 billion were up 16% year-over-year, with particularly strong booking activity in the Utilities business. Backlog at quarter-end was $2.3 billion, up 77% from the prior year. Both Genie and Utilities have taken multiple price actions over the course of 2021 and 2022 to address inflationary cost pressures. AWP delivered operating margins of 5.9% in the quarter, up from last year by 30 basis points and sequentially by 110 basis points, driven by strict expense management. Excluding the financial callout benefits in the quarter, operating margins were consistent with the prior year. The Genie and Utilities teams are working diligently to deliver every day. I am proud to work with them as we continue to drive operational improvement.

Please see slide 13 for an overview of our disciplined capital allocation. To provide you some color on our free cash flow performance, historically the business is in a negative free cash flow position in the first quarter. In the first quarter of 2021, our free cash flow was positively impacted by $15 million of tax refunds and $7 million of net benefits from the sale of our TFS portfolio. Q1 2022 has improved when compared to our historical performance in the first quarters of 2019 and 2020. Free cash flow in the quarter of negative $72 million was adversely impacted by increased inventories of $108 million. The higher inventory levels were a result of a $42 million increase in hospital inventory awaiting installation of final components and a $44 million increase in raw materials to support our backlog. Now, let me detail some uses of our cash in the quarter. We continued to reinvest in our business with capital expenditures and technology investments of $23 million. A large portion of our capital expenditures is related to our Monterrey, Mexico facility. Returning cash to our shareholders is an important element of our disciplined capital allocation strategy. The Company increased its quarterly dividend per share in February to $0.13, an 8.3% increase. In addition, we completed $18 million of share repurchases in the quarter, as we believe that Terex shares are an attractive investment. We had $122 million remaining on our share repurchase program. Finally, the Company has significantly de-levered over the past four years and strengthened its balance sheet. Outstanding gross debt has been reduced by $738 million since the first quarter of 2019, a 50% decrease, and $239 million since the first quarter of 2021, or a 24% decrease. We have no near-term maturities until 2024 and 81% of our debt is at a fixed rate until the end of the decade. Our net leverage remains low at 1.35 times, which is well below our 2.5 times target through the cycle. We have ample liquidity of $753 million. The Company is in an excellent position to run and grow the business.

Now turning to slide 14. We are reaffirming our full-year company and segment 2022 outlook that we shared with you in February. Supply chain challenges continue, but inflation pressures, geopolitical uncertainty, and highly restrictive China COVID policies have gotten worse since we last spoke to you. It is important to recognize this unprecedented environment could change this outlook positively or negatively. Our performance in the first quarter was better than expected. As for commercial demand, we continued to see strong bookings activity in the first quarter. We ended the quarter with backlog of $3.5 billion. However, our sales outlook reflects the latest dialogue with our suppliers. Sales are not a function of demand, but rather the ability of the supply chain to deliver components. We have the internal capacity to produce more and have demonstrated such in the past. Operating margins are expected to steadily increase throughout the year as price cost dynamics improve. MP’s margins of 14% to 14.5% will be relatively balanced throughout the year. AWP’s operating margins of 7.8% to 8.5% reflect price realization improving throughout the remainder of the year. In the second quarter, we expect AWP’s operating margins in the mid-single digits. Operating margins are expected to improve in the third and fourth quarters as pricing actions take effect. With that said, incremental margins in the first half of the year are anticipated to be negative, but improve in the second half and be above our 25% target. MP had an outstanding second quarter in 2021 with operating margins of 16.4%, so the business has a difficult year-over-year comp for the second quarter of 2022. In addition, MP’s incremental margins are negatively impacted by investments in new products and manufacturing capacity. AWP also had a strong second quarter in 2021, delivering 11% operating margins as sales recovered, and there were minimal inflationary pressures. Therefore, unfavorable price cost dynamics in the first half of 2022 will result in incremental margins below our target, but increasing to above our target in the second half of the year. Turning to free cash flow, we expect improved free cash flow in the next three quarters, and we reaffirm our $175 to $225 million outlook. Finally, I would like to reaffirm our earnings per share outlook of $3.55 to $4.05. And with that, I will turn it back to you, John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Thanks, Julie. Turning to slide 15 to conclude my prepared remarks. Terex is well positioned to deliver increased shareholder value because we have strong businesses, strong brands, and strong market positions, combined with record backlog upon which we can grow. We will continue to invest in new products and manufacturing capacity along with strategic inorganic growth. We will continue to execute our disciplined capital allocation strategy. And we have demonstrated resiliency and adaptability in an increasingly challenging environment. I am confident this will result in Terex being an even stronger company. And with that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations & Corporate Treasury

Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.
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